Exhibit 99.1

CCC Media Contact: Michelle Hellyar

Mhellyar@cccis.com | 773.791.3675

CCC Intelligent Solutions Appoints Chief Product Officer to Scale AI-Driven Innovation Across the Industry

Josh Valdez, an accomplished product leader experienced in delivering high‑impact solutions, joins CCC as Chief Product Officer

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Josh Valdez named Chief Product Officer of CCC
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Will lead CCC’s product strategy and scale AI-innovation
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Appointment effective February 16, 2026

CHICAGO – January 30, 2026 – CCC Intelligent Solutions Inc. (CCC), a leading cloud platform provider powering the P&C insurance economy, today announced the appointment of Josh Valdez as Chief Product Officer. Valdez will lead CCC’s product strategy, design, and delivery, with responsibility for scaling AI-driven technology and innovation across the company’s platform to accelerate value for customers.

Valdez is an experienced product innovator with a strong background in both building and scaling platform-based technology businesses. He brings deep expertise in artificial intelligence, including agentic AI, with a focus on designing solutions that enable effective collaboration between people and AI to improve outcomes, efficiency, and decision-making.
“The insurance and automotive industries are facing unprecedented complexity, which requires increasingly smarter and more connected solutions,” said Githesh Ramamurthy, Chairman and Chief Executive Officer of CCC Intelligent Solutions. “Josh brings deep experience building platform‑scale products and turning advanced technologies into solutions customers trust. His ability to combine human expertise with intelligent automation will be invaluable as he leads our product organization. We’re excited to welcome him to CCC and know he’ll have a meaningful impact on how we help customers serve consumers quickly and confidently when it matters most.”

Prior to joining CCC, Valdez most recently served as Senior Vice President of Products at Dayforce, where he led global product management with a focus on advancing AI-driven capabilities across the company’s human capital management platform. Previously, he served as Vice President of Platform at Workday, overseeing core platform initiatives, and joined the company through its acquisition of Pattern, the intelligent workspace startup he co-founded. Valdez spent 5 years in senior product, technology, and strategy roles at Google prior to that.

“What drew me to CCC is the company’s strong position, customer-centric execution, and the opportunity to evolve its proven AI capabilities to enable deeper orchestration of decisions and actions across a mission-critical ecosystem,” said Valdez. “I’m excited to join the team and deliver solutions that make a real difference in the day-to-day work of our clients and improve the recovery and repair experiences for the consumers they support.”

Josh will join the CCC team on February 16, 2026.

For more information https://www.cccis.com.

About CCC

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCCS), is a leading cloud platform provider for the multi-trillion-dollar P&C insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud™ platform, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

FAQS

Who is Josh Valdez?
Josh Valdez is a product and technology executive with extensive experience leading platform-based businesses and building AI-driven products designed to support human decision-making.

What role has he been appointed to at CCC Intelligent Solutions (CCC)?
Valdez has been appointed Chief Product Officer (CPO).

What will he do in this role?
Valdez will lead CCC’s product strategy, design, and delivery, with responsibility for scaling AI-driven technology and innovation through the company’s platform to accelerate value for customers across the insurance and automotive ecosystem.

Why is this appointment significant?
Valdez’s expertise in platform innovation and human-centered AI supports CCC’s continued investment in intelligent solutions that deliver measurable value and improved outcomes for customers.

When does he assume the role?
Valdez assumes the role effective February 16, 2026.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, competition, including technological advances and new products marketed by competitors; changes to applicable laws and regulations; and other risks and uncertainties, including those included under the header “Risk Factors” in CCC’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed February 25, 2025, which can be obtained, without charge, at the SEC’s website (www.sec.gov). The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.